Exhibit 99.1

NEWS RELEASE

MURPHY OIL CORPORATION ANNOUNCES

OFFERING OF $550 MILLION OF SENIOR NOTES DUE 2027

EL DORADO, Arkansas, November 13, 2019 – Murphy Oil Corporation (the “Company”) (NYSE:MUR) announced today that, subject to market conditions, it intends to offer $550 million of Senior Notes due 2027 pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”).

The Company expects to use the net proceeds from the offering, plus cash on hand, to (i) fund the cash tender offers (the “Tender Offers”) announced today to purchase up to $550 million aggregate principal amount of its outstanding 4.000% Senior Notes due 2022 and 3.700% Senior Notes due 2022 pursuant to the terms and conditions set forth in the Offer to Purchase for the Tender Offers and (ii) pay any related premiums, penalties, fees and expenses in connection with the foregoing.

J.P. Morgan, BofA Securities and MUFG are acting as physical joint book-running managers for the offering. The offering is being made under an automatic shelf registration statement on Form S-3 (Registration No. 333-227875) filed by the Company with the SEC and only by means of a prospectus supplement and accompanying prospectus. An investor may obtain free copies of the prospectus supplement and accompanying prospectus related to the offering by visiting EDGAR on the SEC website, www.sec.gov, or by contacting:

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 1-866-803-9204

This news release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, this news release does not constitute an offer to purchase or the solicitation of an offer to sell any securities.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is a global independent oil and natural gas exploration and production company. The Company’s diverse resource base includes production from North America onshore plays in the Eagle Ford Shale, Kaybob Duvernay, Tupper Montney and Placid Montney, as well as offshore Gulf of Mexico and Canada.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; natural hazards impacting our operations; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; and adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

Investor Contacts:

Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107

Bryan Arciero, bryan_arciero@murphyoilcorp.com, 281-675-9339

Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470